Exhibit 99

Press Release

Superior Energy Services Reports Third Quarter Results

Earnings Up 512 Percent

HARVEY, La.--(BUSINESS WIRE)--Oct. 31, 2000--Superior Energy Services, Inc. (NASDAQ:SESI - news) today announced results for the third quarter ended September 30, 2000. For the quarter, revenues were $71.3 million resulting in net income of $6.0 million or $0.09 diluted earnings per share, as compared to revenue of $33.7 million and net income before extraordinary item of $1.0 million or $0.02 diluted earnings per share for the third quarter of 1999. Net income in the third quarter of 2000 increased 512 percent over the third quarter of 1999.

The Company's third quarter results improved over the second quarter of fiscal 2000 as revenue increased 23.7 percent, EBITDA increased 37.3 percent and net income increased 55.7 percent.

For the nine months ended September 30, 2000, the Company recorded revenue of $176.1 million and net income of $11.4 million or $0.18 diluted earnings per share, as compared to revenue of $69.0 million and a net loss before extraordinary item of $(3.8) million or $(0.24) diluted loss per share for the same period a year ago.

"The key driver through the first three quarters of 2000 continues to be increasing activity levels in the Gulf of Mexico market as producers focus on enhancing production,'' said Terry Hall, Superior Energy Services' President and CEO. "In addition to strong revenue growth in the third quarter, we experienced improved margins for most of our production-related services, particularly in the Well Service, Wireline, and Marine segments. We are encouraged with the growth experienced so far this year and will continue to position Superior for growth by leveraging cross-selling opportunities across our various disciplines to meet customers' production-related requirements.''

The Company will host a conference call at 10:30 a.m. Central Time today. The call can be accessed from Superior's website at www.superiorenergy.com, or by telephone at 888/855-5487. A replay of the call is available starting at 1:30 p.m. Central time today and will be available through Friday, November 3, 2000. The replay telephone number is 888/203-1112 and the passcode for the replay call is 559456.

Superior Energy Services, Inc. provides specialized oilfield services and equipment focusing on serving the production-related needs of oil and gas companies in the Gulf of Mexico. These services and equipment include the rental of specialized oilfield equipment, coiled tubing services, electric wireline service, well pumping and stimulation services, data acquisition services, well plug and abandonment services, mechanical wireline services, and the rental of liftboats. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

            SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
            Unaudited Consolidated Statements of Operations
        Three and Nine Months Ended September 30, 2000 and 1999
           (in thousands, except earnings per share amounts)

                              Three Months Ended    Nine Months Ended
                                 September 30,         September 30,
                             --------------------  --------------------
                               2000       1999       2000       1999
                             ---------  ---------  ---------  ---------

Revenues                     $  71,251  $  33,729  $ 176,117  $  68,974
                             ---------  ---------  ---------  ---------

Costs and expenses:
  Cost of services              40,203     18,692    101,896     42,627
  Depreciation and
    amortization                 6,302      4,099     15,974      8,226
  General and administrative    11,842      6,579     30,826     13,927
                             ---------  ---------  ---------  ---------

     Total costs and expenses   58,347     29,370    148,696     64,780
                             ---------  ---------  ---------  ---------

Income from operations          12,904      4,359     27,421      4,194

Other income (expense):
  Interest expense              (3,145)    (3,061)    (9,133)    (9,975)
  Interest income                  561        140      1,395        140
                             ---------  ---------  ---------  ---------

Income (loss) before
  income taxes and
  extraordinary loss            10,320      1,438     19,683     (5,641)

Income taxes                     4,335        460      8,267     (1,805)
                             ---------  ---------  ---------  ---------

Income (loss) before
  extraordinary loss             5,985        978     11,416     (3,836)

Extraordinary loss, net of
  income tax benefit                --     (4,514)        --     (4,514)
                             ---------  ---------  ---------  ---------

Net income (loss)            $   5,985  $  (3,536) $  11,416  $  (8,350)
                             =========  =========  =========  =========

Basic earnings (loss) per share:
  Earnings (loss) before
    extraordinary loss       $    0.09  $    0.02  $    0.18  $   (0.24)
  Extraordinary loss                --      (0.09)        --      (0.21)
                             ---------  ---------  ---------  ---------
  Earnings (loss) per share  $    0.09  $   (0.07) $    0.18  $   (0.45)
                             =========  =========  =========  =========

Diluted earnings (loss) per share
  Earnings (loss) before
    extraordinary loss       $    0.09  $    0.02  $    0.18  $   (0.24)
  Extraordinary loss                --      (0.09)        --      (0.21)
                             ---------  ---------  ---------  ---------
  Earnings (loss) per share  $    0.09  $   (0.07) $    0.18  $   (0.45)
                             =========  =========  =========  =========

Weighted average common
  shares used in computing
  earnings (loss) per share:
    Basic                       67,616     51,302     64,052     21,538
                             =========  =========  =========  =========
    Diluted                     68,672     51,302     64,972     21,538
                             =========  =========  =========  =========

            Unaudited Condensed Consolidated Balance Sheets
               September 30, 2000 and December 31, 1999
                       (in thousands; unaudited)
                                                  09/30/2000 12/31/1999
                                                  ---------- ----------
ASSETS
Current assets                                      $ 73,658   $ 56,122
Property, plant and equipment - net                  182,104    134,723
Goodwill - net                                        91,501     78,641
Note receivable                                       18,928      8,898
Other assets - net                                     4,158      3,871
                                                  ---------- ----------
        Total assets                               $ 370,349  $ 282,255
                                                  ========== ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                 $ 39,582   $ 30,917
Long-term debt, less current portion                 118,187    117,459
Deferred income taxes                                 13,345     12,392
Stockholders' equity                                 199,235    121,487
                                                  ---------- ----------
        Total liabilities and stockholders' equity $ 370,349  $ 282,255
                                                  ========== ==========

                    Superior Energy Services, Inc.
                  Revenue and Gross Profit Breakdown
                              (Unaudited)
                 Three Months Ended September 30, 2000

($ in thousands)                       Revenue Gross Profit       GP %
                                       ------- ------------      -----
Well Service                           $15,336       $6,150      40.1%

Wireline                                 9,141        3,148      34.4%

Marine                                  10,074        4,690      46.6%

Rental Tools                            21,485       14,097      65.6%

Environmental                            4,351        1,328      30.5%

Field Management                         9,989        1,077      10.8%

Other                                      875          558      63.8%
                                       ------- ------------      -----
Total                                  $71,251      $31,048      43.6%
                                       ======= ============      =====

                    Superior Energy Services, Inc.
                  Revenue and Gross Profit Breakdown
                              (Unaudited)
                 Nine Months Ended September 30, 2000

($ in thousands)                       Revenue Gross Profit       GP %
                                       ------- ------------      -----
Well Service                           $37,639      $14,035      37.3%

Wireline                                24,632        7,849      31.9%

Marine                                  23,121        9,702      42.0%

Rental Tools                            50,288       33,852      67.3%

Environmental                           12,492        4,635      37.1%

Field Management                        24,805        2,529      10.2%

Other                                    3,140        1,619      51.6%
                                       ------- ------------      -----
Total                                 $176,117      $74,221      42.1%
                                       ======= ============      =====

Contact:

     Superior Energy Services Inc., Harvey
     Terence Hall, Robert Taylor or Greg Rosenstein
     504/362-4321